EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Ordinary Shares and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: February 14, 2022

INDEX VENTURES LIFE VI (JERSEY) L.P.

By:	Index Venture Life Associates VI Limited
Its:	General Partner

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co- Investment Scheme

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Authorized Signatory

By:	/s/ Genesis Perez
	Name:	Genesis Perez
	Title:	Authorized Signatory

INDEX VENTURE LIFE ASSOCIATES VI LIMITED

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Director